UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 31, 2010

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

In connection with the Acquisition (as defined and further described in Item 2.01 below), Great Lakes Dredge & Dock Corporation (the “Company”) entered into a Consent and Amendment No. 3 to Credit Agreement (the “Consent and Amendment”) dated as of December 31, 2010 with the other “Loan Parties” (as defined in the Consent and Amendment), the Lenders (as defined in the Consent and Amendment) signatory to the Amendment and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent. The Consent and Amendment relates to the Credit Agreement dated as of June 12, 2007 (as amended, restated, supplemented or otherwise previously modified, the “Credit Agreement”). Pursuant to the Consent and Amendment, the Majority Lenders (as defined in the Credit Agreement) have consented to the Acquisition which consent is required because the aggregate purchase price would exceed the limitation set forth in Section 6.2(b) of the Credit Agreement on the aggregate consideration payable by the Company and its subsidiaries with respect to permitted business acquisitions without the prior written consent of the Majority Lenders.

The Consent and Amendment also amends the Credit Agreement (a) to permit the Company to increase the principal amount of unsecured debt it may issue to refinance its currently outstanding 7-3/4% Senior Subordinated Notes due 2013 in the aggregate principal amount of $175 million from an aggregate of $175 million to an aggregate of $300 million, subject to compliance with each financial covenant ratio set forth in Sections 6.3(a) and (b) of the Credit Agreement and (b) no longer requires that such refinanced debt be subordinated to the obligations under the Credit Agreement.

The foregoing description of the Consent and the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The complete text of the Credit Agreement prior to the Consent and Amendment is included as Exhibit 10.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2010.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On December 31, 2010, Great Lakes Dredge & Dock LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “LLC”) entered into and consummated an Asset Purchase Agreement (the “Agreement”) with L.W. Matteson, Inc., an Iowa corporation (“Seller”), and Lawrence W. Matteson and Larry W. Matteson (each a “Shareholder” and together with Seller, the “Seller Parties”) pursuant to which the LLC purchased for a base purchase price of $45 million (a) the business and substantially all of the assets of Seller and (b) certain assets owned by Lawrence W. Matteson and used by the Seller in its business (the “Acquisition”). Prior to the Acquisition, the Seller was engaged in the dredging business, including inland lake and river dredging, inland levee and construction dredging, environmental restoration and habitat improvement and other marine construction. The Company issued a press release on January 3, 2011 announcing the consummation of the Acquisition, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, the LLC paid the Seller a base purchase price of $45.0 million, $37.5 million of which was paid in cash and $7.5 million of which was paid by the LLC’s delivery of a subordinated promissory note (the “Note”) secured by an interest in certain of the purchased assets. The purchase price is subject to an adjustment to be determined based upon the closing working capital balance. In addition, Seller may receive cash earnout payments for any of the calendar years ended 2011, 2012, and 2013 if the earnings before interest, taxes, depreciation and amortization for the acquired business (“Business EBITDA”) for any of these calendar years exceeds $9,000,000. If Business EBITDA for any of these calendar years exceeds $9,000,000 but is equal to or less than $12,000,000, the earnout payment shall be an amount equal to the product of (i) the amount by which Business EBITDA for such earnout period exceeds $9,000,000 multiplied by (ii) 15%, and if Business EBITDA for such earnout period is greater than $12,000,000, the earnout payment shall be in an amount equal to the sum of (i) $450,000 plus (ii) the product of (x) the amount by which Business EBITDA for such earnout period exceeds $12,000,000 multiplied by (y) 25%.

The LLC and Seller made customary representations, warranties and covenants in the Agreement and each party has certain indemnification obligations under the Agreement. In connection with the Agreement, Lawrence W. Matteson will act as a consultant to the LLC and Larry W. Matteson will be employed by the LLC; both of their agreements also contain non-compete provisions.

In addition, the LLC entered into a lease agreement (the “Lease”) with Seller dated as of the same date as the Agreement pursuant to which the LLC agreed to lease Seller’s headquarters in Burlington, Iowa from Seller for a monthly rent of $7,917.00. The Lease has an initial term through December 31, 2011 and automatically renews on January 1 of each year unless terminated upon notice by either party. The Lease provides that the LLC has the right of first refusal if Seller receives any offer to purchase the property that is the subject of the Lease. The LLC and Seller made customary representations, warranties and covenants in the Lease and each party has certain indemnification obligations under the Lease. The obligations of the Seller under the Lease are guaranteed by the Shareholders in a separate guaranty of lease agreement.

The foregoing description of the Acquisition, the Agreement and the Lease does not purport to be complete and is qualified in its entirety by reference to the complete texts of the Agreement and the Lease, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

The disclosures of the material terms and conditions of the Note contained in Item 2.03, below, are hereby incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As partial payment of the purchase price in the Acquisition, the LLC provided the Note to Seller which bears interest, at an annual rate of 6%, payable quarterly. The principal amount of the Note is required to be paid in three annual payments as follows: $2,500,000 on December 31 of each of 2011, 2012 and 2013. The Note includes customary events of default that permit Seller to pursue remedies up to and including declaring all or any portion of the obligations due and payable. The events of default include failure to make payments and the LLC’s bankruptcy or insolvency.

The disclosures of the material terms and conditions of the Acquisition and the Lease contained in Item 2.01, above, are hereby incorporated into this Item 2.03 by reference.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired – The financial statements required to be filed with the Securities and Exchange Commission (the “SEC”) relating to the Acquisition will be filed by amendment to this Current Report on Form 8-K not later than March 18, 2011.

(b)        Pro Forma Financial Information – The pro forma financial information required to be filed with the SEC relating to the Acquisition will be filed by amendment to this Current Report on Form 8-K not later than March 18, 2011.

(c)        Shell Company Transactions – Not Applicable

(d)        Exhibits

Exhibit No.	Exhibit

Exhibit 10.1	Consent and Amendment No. 3 to Credit Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.

Exhibit 10.2*	Asset Purchase Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, L.W. Matteson, Inc., Lawrence W. Matteson and Larry W. Matteson

Exhibit 10.3	Lease Agreement dated as of December 31, 2010 between, L.W. Matteson, Inc. and Great Lakes Dredge & Dock Corporation

Exhibit 10.4	Secured Subordinated Promissory Note dated December 31, 2010, made and delivered by Great Lakes Dredge & Dock, LLC in favor of L.W. Matteson, Inc.

Exhibit 99.1	Press release dated January 3, 2011, announcing the purchase of the business and substantially all of the assets of L.W. Matteson, Inc.

*	Exhibits and attachments to the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any omitted items upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: January 3, 2011	By:	/s/ Bruce J. Biemeck
		Name:	Bruce J. Biemeck
		Title:	President and Chief Financial Officer

GREAT LAKES DREDGE & DOCK CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 10.1	Consent and Amendment No. 3 to Credit Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.

Exhibit 10.2*	Asset Purchase Agreement dated as of December 31, 2010 among Great Lakes Dredge & Dock Corporation, L.W. Matteson, Inc., Lawrence W. Matteson and Larry W. Matteson

Exhibit 10.3	Lease Agreement dated as of December 31, 2010 between, L.W. Matteson, Inc. and Great Lakes Dredge & Dock Corporation

Exhibit 10.4	Secured Subordinated Promissory Note dated December 31, 2010, made and delivered by Great Lakes Dredge & Dock, LLC in favor of L.W. Matteson, Inc.

Exhibit 99.1	Press release dated January 3, 2011, announcing the purchase of the business and substantially all of the assets of L.W. Matteson, Inc.

*	Exhibits and attachments to the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any omitted items upon request by the Securities and Exchange Commission.